UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2010

ECOBLU PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	000-53875	20-8677788
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)
909 West Vista Way, Vista, CA 92083 (Address of Principal Executive Offices) (909) 519-5470 Registrants Telephone Number

_______________________________ (Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 26, 2010, we (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Holder” or “Holders”) whereby we issued and sold to the Holders senior secured notes which were convertible into shares of our common stock (collectively, the “Notes”), $0.001 par value per share in accordance with the terms thereof, a Series A Warrant, Series B Warrant, Series C Warrant, Series D Warrant, Series E Warrant, Series F Warrant and Series G Warrant (collectively, the “Warrants”), all of which were disclosed by the Company in a Form 8-K filed with the SEC on March 29, 2010.  Since the issuance of the Notes, one or more events of default have occurred thereunder.

On October 27, 2010, we (i) entered into a separate Exchange Agreement with each of the Holders (each an “Exchange Agreement” and collectively the “Exchange Agreements”) whereby in exchange for each Holder’s Note we issued to each Holder a Senior Secured Convertible Note (each a “New Note” and collectively, the “New Notes”) which is convertible into shares of our common stock, in accordance with the terms thereof and (ii) consummated the transactions contemplated by the Exchange Agreements.

The aggregate original principal amount of all New Notes is $1,287,833.56.  Pursuant to the terms thereof, each of the New Notes amortizes in six equal installments (November 24, 2010, December 23, 2010, January 24, 2011, February 22, 2011, March 22, 2011, and March 26, 2011). The Company may pay each monthly installment amount due under each of the New Notes, at its option, in cash or, subject to the satisfaction of customary equity conditions, in shares of the Company’s common stock.  If the Company elects to make payment in shares of its common stock, the number of shares issued by the Company will be determined by dividing the installment amount being converted by the lowest of (a) the conversion price then in effect, (b) 70% of the average of the 3 lowest closing bid prices of our common stock during the 20 consecutive trading day period immediately preceding the applicable installment date and (c) 70% of the closing bid price of our common stock on the trading day immediately preceding the applicable installment date. The Company has elected to pay the November 24, 2010 installment amount in cash.  The New Notes continue to be secured by all of the assets of the Company.  The Exchange Agreements do not amend or modify any of the Warrants unless the Company fails to timely pay the entire November 24, 2010 installment amount.

Pursuant to the terms of each Exchange Agreement, the Company is also no longer obligated to register the shares of common stock issuable upon conversion of the New Notes or upon exercise of the Warrants.

The preceding paragraphs are qualified in their entirety by reference to the form of Exchange Agreement and the form of New Note, incorporated by reference in Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Promissory Note - Related Party

On October 22, 2010, the Company borrowed from its President Steve Conboy , pursuant to  the attached Promissory Note as Exhibit 10.3, the sum of $380,000.00 with interest from October 22, 2010 on the unpaid principal at 9% interest per annum.  The unpaid principal and accrued interest is payable in full on demand.  Unpaid principal after the demand for payment shall accrue interest at 18% per annum.

Proceeds from the note were used to make $336,494 in payments related to the notes and amounts unpaid under the associated registration rights agreement disclosed in Item 1.01 and incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and 2.03 hereof is incorporated by reference into this Item 3.02.  The exchange of the Notes for the New Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act, as amended.

Item 9.01             Financial Statements and Exhibits

Exhibits

10.1	Form of Exchange Agreement
10.2	Form of Senior Secured Convertible Note
10.3	Due on Demand Promissory Note – dated, October 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOBLU PRODUCTS, INC.

Date: October 28, 2010	By:	/s/ Steve Conboy
Name: Steve Conboy, President
Title: President Principal Executive Officer and Principal Financial Officer

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